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                                                                    EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Accounting Treatment" in the Registration Statement (Form S-4) and related Prospectus of Community First Bankshares, Inc. and related Proxy Statement--Prospectus of Pioneer Bank of Longmont for the registration of 720,000 shares of Community First Bankshares, Inc. common stock (the "Registration Statement") and to the incorporation by reference therein of our report dated January 22, 1998, with respect to the consolidated financial statements and schedules of Community First Bankshares, Inc. incorporated by reference in its Annual Report, as amended, on Form 10-K/A No. 1 (the "Annual Report") for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement and to the use of our report dated September 19, 1997, with respect to the financial statements of KeyBank National Association (Wyoming), included in the Annual Report.

/s/ Ernst & Young LLP

Minneapolis MN
March 25, 1998